EXHIBIT 10.1

March 12, 1999

Isidor D. Friedenberg, Esq.
2 Cara Drive
Suffern, New York 10901

Re: Legal Services Agreement

Dear Dore:

      This letter will memorialize our agreement regarding the payment to you for legal services provided and to be provided during calendar year 1999 to Magnitude Information Systems, Inc., previously known as Proformix Systems, Inc., (the "Company") in the same manner and scope as you have provided to date from the beginning of this calendar year.

      In consideration of the aforesaid services you shall receive the sum of $3,000 per month plus a non-accountable expense retainer of $800 per month plus such additional out of pocket expenses as may be periodically authorized by the company in advance. All of the foregoing sums shall be due and payable on a bi-weekly basis.

      As consideration for entering into this agreement, you shall receive from the Company, immediately upon execution of this Agreement, 83,333 shares of the Company's shares of common stock to be registered by the Company immediately but no later than 30 days hereafter pursuant to Form S-8 Registration Statement plus an option to purchase up to 50,000 shares of the Company stock at an exercise price of $1.00 per share which option shall be exercisable from time to time during a period of four (4) years from the date hereof and which shares underlying said option shall be Registered as soon as may be practicable hereafter either on Form S-8 or such other appropriate registration form or statement but in no event shall such registration occur any later than 30 days from the date hereof.

      If the foregoing properly reflects our understanding, please so indicate and date this agreement in the space provided below and return one fully executed copy for our files. After the counter-execution of this Agreement, we will issue and forward the necessary Company stock certificates and option form to you as recited above.

      An additional copy of this agreement is enclosed for your convenience.

                              Very truly yours,

                    MAGNITUDE INFORMATION SYSTEMS, INC.

                    BY : /s/ STEVE RUDNIK
                         -----------------
                    Steve Rudnik, President

AGREED AND ACCEPTED:

BY: /s/ ISIDOR D. FRIEDENBERG
    -------------------------
    Isidor D. Friedenberg

Dated: 3/12/99